SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2014

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01Regulation FD Disclosure.

On April 5, 2014, a third-party web developer inadvertently and without authorization launched on the Vermillion, Inc. (“Vermillion”) www.ova-1.com website conceptual pages for patients and healthcare professionals referring to a Vermillion operated laboratory and to the laboratory's ability to process the company's OVA1 ovarian cancer test.  The web pages have been removed.  No such laboratory is currently operated by Vermillion, and there is currently no assurance that Vermillion would be able to establish or operate such a laboratory.

This Form 8-K is being furnished solely to satisfy the requirements of Regulation FD in light of the inadvertent disclosure. Vermillion does not intend to update this information or release similar information in the future. The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by Vermillion that the information under Item 7.01 in this Current Report on Form 8-K is material or complete or that investors should consider this information before making an investment decision with respect to any Vermillion security.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pril 7

Vermillion, Inc.

Date: April 7, 2014	By: /s/ Eric J. Schoen
Eric J. Schoen

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